UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Harley-Davidson, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On the evening of April 30, 2025, in connection with its upcoming 2025 annual meeting of shareholders, Harley-Davidson, Inc. (the “Company”) provided the following additional information regarding the Company’s shareholder engagement efforts:

In response to the 2024 advisory vote on executive compensation, and consistent with the Company’s commitment to shareholder engagement, the Company continued to engage with shareholders after the Company’s 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”) to understand their perspectives on executive compensation and other corporate governance matters.

•	Following the 2024 Annual Meeting, the Company engaged with shareholders owning more than 30% of the outstanding shares (in addition to the Company’s regular engagement with H Partners). The Chair of the Human Resources Committee (“HRC”) led constructive engagement calls with multiple investors.

•	In these engagements, shareholders provided feedback that was consistent with the feedback provided in engagement calls held prior to the 2024 Annual Meeting that were disclosed in the proxy statement for the 2025 Annual Meeting.

•	Also in these engagements, shareholders expressed a strong preference that the HRC:

o	Include Performance Share Units (“PSUs”) in the CEO’s Long-Term Incentive Plan (“LTIP”) awards; and

o	Not provide supplemental incentive opportunities.

•	In response to these engagements:

o	The HRC approved the CEO’s 2025 LTIP awards to include a mix of 50% PSUs and 50% restricted stock units (“RSUs”). The PSUs vest solely based on Company performance over a 3-year performance period and have the same performance measures and performance periods as the PSUs awarded to other Named Executive Officers (“NEOs”); and

o	The HRC has not provided NEOs with any supplemental incentive plans in 2025 in line with its commitment not to use one-time awards.

Forward-Looking Statements

This supplement information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this supplement information that do not relate to matters of historical or current fact should be considered forward-looking statements, including without limitation statements regarding the beliefs, plans, strategies, business or financial prospects or outlook of the Company; future shareholder value; expected growth and value creation; profitability; investments; operations; cost reductions and efficiencies; executive transition plans; and other commitments, priorities or performance, including, without limitation, regarding future compensation actions. These forward-looking statements are based on information available to the Company as of the time the statements are made as well as the Company’s current expectations, assumptions, estimates and projections and are subject to certain risks and uncertainties that are likely to cause actual results to differ materially, unfavorably or favorably, from those anticipated. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “anticipates,” “expects,” “plans,” “projects,” “may,” “will,” “estimates,” “targets,” “intends,” “forecasts,” “seeks,” “sees,” “should,” “feels,” “commits,” “assumes,” “envisions,” or, in each case, their negative or other variations or comparable terminology, or words of similar meaning. Certain of such risks and uncertainties are described below, and others are listed in Part I, Item 1A. Risk Factors and in Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2025, and in the Company’s other subsequent reports filed with the SEC, including, among others, quarterly reports on Form 10-Q. Shareholders, potential investors, and other readers should consider these factors in evaluating, and should not place undue reliance on, the forward-looking statements. The forward-looking statements speak only as of the date they are first made in this supplement information and the Company disclaims any obligation to publicly update or revise any forward-looking statements after such time, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Factors that may impact such forward-looking statements include, but are not limited to, risks and uncertainties regarding the Company’s ability to execute its business plans and strategies, including without limitation the Hardwire strategic plan; manage supply chain and logistics issues; manage the impact, and predict potential further impacts, of new, reinstated or adjusted tariffs on the Company; accurately analyze, predict and react to changing market conditions, interest rates, and geopolitical environments, and successfully adjust to shifting global consumer needs and interests; maintain and enhance the value of the Harley-Davidson brand; manage through changes in general economic and business conditions; develop and successfully introduce products, services and experiences; realize the expected business benefits from LiveWire operating as a separate business of the Company; and retain and attract talented employees and leadership; and uncertainties regarding actions that have been taken and may in the future be taken by H Partners Management, LLC in furtherance of its campaign relating to the 2025 Annual Meeting and potential costs and management distraction attendant thereto.

Additional Information Regarding the 2025 Annual Meeting of Shareholders and Where to Find It

Harley-Davidson has filed its definitive proxy statement, containing a form of WHITE proxy card, and a proxy statement supplement, with the SEC with respect to its solicitation of proxies for the 2025 Annual Meeting.

INVESTORS AND SHAREHOLDERS ARE STRONGLY URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT (AS SUPPLEMENTED AND INCLUDING ANY OTHER AMENDMENTS OR SUPPLEMENTS THERETO) AND ACCOMPANYING PROXY CARD FILED BY HARLEY-DAVIDSON AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION.

Investors and shareholders may obtain copies of these documents and other documents filed with the SEC by Harley-Davidson free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Harley-Davidson are also available free of charge by accessing Harley-Davidson’s website at https://investor.harley-davidson.com.